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                                                                    Exhibit 99
[BASSETT LOGO]

Bassett Furniture Industries, Inc.     Grover S. Elliott, Investor Relations
P.O. Box 626                           (336) 725-7996 - Investors
Bassett, VA 24055                      (336) 725-7993 - Fax

                                       Jay S. Moore, Dir. Of Corporate Affairs
                                       (540) 629-6450 - Media

For Immediate Release

Bassett Furniture News Release
BASSETT HOLDS ANNUAL MEETING, ANNOUNCES SPILMAN CEO AND FIRST QUARTER EARNINGS
----------------------------------------------------------------------------
      (Thomasville, NC) - March 28, 2000 - Bassett Furniture Industries, Inc., a leading manufacturer and marketer of branded home furnishings, in its annual meeting of shareholders today announced that Robert H. Spilman Jr., formerly president and chief operating officer, has been elected chief executive officer. The company also announced earnings results for the first quarter of fiscal 2000, which ended February 26.

      Speaking to shareholders, outgoing CEO Paul Fulton, said, "Bassett's board of directors this morning elected Rob Spilman Jr. chief executive officer. He continues as president. I will remain board chairman, but effective immediately, I will be a non-executive chairman. This company is in excellent hands with Rob Spilman as its leader. He knows the company and the industry better than anyone, and he has demonstrated again and again his ability to lead Bassett into its very bright future."

      Commenting on the transformation of Bassett during Fulton's three years as chief executive, Spilman described a consolidation of manufacturing capacity from 42 to 14 plants, refinement of distribution channels to focus on major retailers, Bassett Furniture Direct stores (BFD) and At Home with Bassett retailers, a major investment in development of the Bassett brand, a four percentage point improvement in manufacturing gross margin, and a doubling of operating profit. Mr. Spilman outlined long range plans that include a continued aggressive expansion of BFD stores and significant top line growth.

      For the first quarter of fiscal 2000, diluted earnings per share were $.39 before the cumulative effect of an accounting change versus $.34 in the prior year. Net sales for the quarter were $95.0 million, down from $99.8 million; sales declined because of the spin off of two operations, the bedding division and retail operations, from sales since the first quarter of 1999. The bedding division was sold in May 1999; Bassett continues to receive royalties on sales of bedding under the Bassett brand name. The company's retail stores were consolidated in December 1999 with those of the licensed Bassett Furniture Direct (BFD) stores operated by Phillip and Ronnie Ladin, forming a joint venture known as The Ladin Retail Group (LRG). Bassett's interest in profits and losses from this joint venture are reported in other income.

      The consolidation of the retail business with the LRG joint venture was a factor in lower levels of both gross profit and selling, general and administrative expenses in 2000 versus 1999. Also, the Company's new table top plant negatively impacted Wood Division gross margins, due to continued startup related costs. Other income was $3.7 million in 2000, versus $3.4 million in 1999. Other income was affected by Bassett's share of the loss in the LRG joint venture, which approximated $1 million; this loss was more than offset by income from other investments.

      In the first quarter of fiscal 2000, the Company recognized a cumulative effect of an accounting change of $535,000 ($364,000 after tax) or $.03 per diluted share as result of changing its accounting policy regarding start-up costs. Pursuant to the AICPA issued SOP 98-5, "Reporting on the Costs of Start-up Activities," any previously

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capitalized start-up costs were required to be written-off as a cumulative effect of an accounting change. Accordingly, the Company has written-off the unamortized balance of the previously capitalized store opening related start-up costs.

      Commenting on earnings for the quarter, Robert H. Spilman Jr., stated, "We are generally pleased with the results, particularly with the strength in sales volume of our wood products. The transition of our retail operations to the LRG joint venture is moving somewhat more slowly that originally expected, but we are beginning to see good progress. Retail sales were strong in both January and February, and we anticipate that our media advertising in March will result in further positive comparisons."

      At the meeting of shareholders, Bassett stated that it is continuing its share repurchase program and has increased the number of shares it is authorized to repurchase under the current program. As of February 26, approximately 63% of the current $40 million share repurchase program had been completed.

      Also today, Bassett's Board of Directors declared a regular quarterly dividend of $.20 per share payable June 1, 2000, to shareholders of record May 16, 2000.

      Bassett Furniture Industries, Inc., based in Bassett, Va., is a manufacturer and marketer of branded home furnishings. The company operates 14 plants in five states, and licenses 52 Bassett Furniture Direct stores nationwide. The company's common stock is traded on the NASDAQ market under the symbol BSET. More information about Bassett is available on the company's new Internet site at www.bassettfurniture.com.

CERTAIN OF THE STATEMENTS IN THE IMMEDIATELY PRECEDING PARAGRAPHS, PARTICULARLY THOSE PRECEDED BY, FOLLOWED BY OR INCLUDING THE WORDS "BELIEVES," "EXPECTS," "ANTICIPATES," "INTENDS," "ESTIMATES," OR SIMILAR EXPRESSIONS, OR THOSE RELATING TO OR ANTICIPATING FINANCIAL RESULTS FOR PERIODS BEYOND THE FIRST QUARTER OF FISCAL YEAR 2000, PROFITABLE GROWTH POTENTIAL, INCREASED FUTURE EARNINGS, IMPROVED MARGINS AND THE IMPACT OF MEDIA ADVERTISING ON RETAIL SALES CONSTITUTE "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED. FOR THOSE STATEMENTS, BASSETT CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR FORWARD LOOKING STATEMENTS CONTAINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. IN MANY CASES, BASSETT CANNOT PREDICT WHAT FACTORS WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD LOOKING STATEMENTS. EXPECTATIONS INCLUDED IN THE FORWARD-LOOKING STATEMENTS ARE BASED ON PRELIMINARY INFORMATION AS WELL AS CERTAIN ASSUMPTIONS WHICH MANAGEMENT BELIEVES TO BE REASONABLE AT THIS TIME. THE FOLLOWING IMPORTANT FACTORS AFFECT BASSETT AND COULD CAUSE THOSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD LOOKING STATEMENTS: ACTUAL PRE-TAX LOSSES FOR THE LRG RETAIL OPERATION, SUCCESSFUL COMPLETION OF THE ACTIONS DESCRIBED IN THIS PRESS RELEASE, AND OTHER ITEMS. IN ADDITION TO THE FACTORS SET FORTH IN THIS PRESS RELEASE, THE ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS IDENTIFIED IN BASSETT'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION COULD AFFECT THE FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

                                      #####

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               BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
           Condensed Consolidated Statements of Operations - Unaudited (Stated in thousands of dollars except for per share data)


                                                          Quarter Ended              Quarter Ended
                                                         February 26, 2000         February 27, 1999
                                                       ---------------------------------------------------------------
                                                                    Percent of              Percent of     Percent
                                                          Amount    Net Sales     Amount     Net Sales      Change
                                                       ---------------------------------------------------------------
Net sales                                               $  94,981   100.0%       $  99,809   100.0%            (4.8)%

   Cost of sales                                           76,408    80.4%          80,233    80.4%            (4.8)%
   Selling, general and administrative                     15,293    16.1%          16,530    16.6%            (7.5)%
                                                       -----------             ------------

                                                           91,701    96.5%          96,763    96.9%            (5.2)%
                                                       -----------             ------------


   Income from operations                                   3,280     3.5%           3,046    3.1%              7.7%
Other income, net                                           3,658     3.8%           3,352    3.4%              9.1%
                                                       -----------             ------------

   Income before income taxes                               6,938     7.3%           6,398    6.4%              8.4%
Income taxes                                                2,220     2.3%           1,983    2.0%             12.0%
                                                       -----------             ------------
   Income before cumulative effect
     of  accounting change                                  4,718                $   4,415                      6.9%

Cumulative effect of accounting
     change (net of income taxes of $171)                    (364)                    -
                                                       -----------             ------------
          NET INCOME                                    $   4,354     4.6%       $   4,415    4.4%             (1.4)%
                                                       ===========             ============

Basic Earnings per share:
          Income before cumulative effect of
              accounting change                         $    0.39                $    0.34
          Cumulative effect of accounting
          change                                            (0.03)                    -
                                                       -----------             ------------
          Net income per share                          $    0.36                $    0.34
                                                       ===========             ============

Diluted Earnings per share:

          Income before cumulative effect of
              accounting change                              0.39                     0.34
          Cumulative effect of accounting
          change                                            (0.03)                    -
                                                       -----------             ------------
          Net income per share                               0.36                     0.34
                                                       ===========             ============


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

              BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
                          Consolidated Balance Sheets

                                                              Preliminary and Unaudited
                                                                  February 26, 2000                  November 27, 1999
                                                                  -----------------                  -----------------
ASSETS
------
CURRENT ASSETS
     Cash and cash equivalents                                                  $2,599                           $5,740
     Trade accounts receivable, net                                             69,556                           64,731
     Inventories, net of LIFO                                                   49,584                           50,206
     Prepaid expenses                                                            4,583                            5,260
     Refundable income taxes                                                     1,006                            1,006
     Deferred income taxes                                                       9,314                            9,314
                                                            ---------------------------      ---------------------------
                                                                               136,642                          136,257
                                                            ---------------------------      ---------------------------
PROPERTY AND EQUIPMENT
     Cost                                                                      233,317                          227,439
     Less accumulated depreciation                                             135,964                          134,284
                                                            ---------------------------      ---------------------------
                                                                                97,353                           93,155
                                                            ---------------------------      ---------------------------
OTHER ASSETS
     Investment securities                                                      21,964                           23,057
     Investment in affiliated companies                                         71,803                           67,558
     Investment in joint venture                                                 4,768                                0
     Other                                                                      21,332                           22,802
                                                            ---------------------------      ---------------------------
                                                                               119,867                          113,417
                                                            ---------------------------      ---------------------------
                                                                              $353,862                         $342,829
                                                            ===========================      ===========================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES
     Accounts payable                                                          $26,606                          $30,122
     Accrued liabilities                                                        20,662                           26,806
                                                            ---------------------------      ---------------------------
                                                                                47,268                           56,928
                                                            ---------------------------      ---------------------------
LONG-TERM LIABILITIES
     Employee benefits                                                          10,919                           10,998
     Deferred income taxes                                                       3,429                            1,152
     Notes payable                                                              37,000                           18,000
                                                            ---------------------------      ---------------------------
                                                                                51,348                           30,150
                                                            ---------------------------      ---------------------------

STOCKHOLDERS' EQUITY
     Common stock                                                               59,446                           60,474
     Additional paid in capital                                                      0                                0
     Retained earnings                                                         188,904                          187,973
     Unrealized holding gains, net of tax                                        7,174                            7,993
     Unamortized stock compensation                                               (278)                            (689)
                                                            ---------------------------      ---------------------------
                                                                               255,246                          255,751
                                                            ---------------------------      ---------------------------
                                                                              $353,862                         $342,829
                                                            ===========================      ===========================

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               BASSETT FURNITURE INDUSTRIES, INC. AND SUBSIDIARIES
          Consolidated Statements of Cash Flows - Unaudited/Preliminary

                                                                          Quarter Ended             Quarter Ended February
                                                                        February 26, 2000                  27, 1999
                                                                     ------------------------       ------------------------
Net income                                                                           $4,354                         $4,415
Adjustments to reconcile net income to net cash provided
by (used in) operating activities:
        Depreciation and amortization                                                 2,677                          2,161
        Equity in undistributed income of affiliated companies                       (4,080)                        (2,288)
        Deferred income taxes                                                         2,277                          1,202
        Net (gain) loss from sales of investment securities                               -                           (391)
        Net (gain) loss from sales of property and equipment                              -                              -
        Compensation earned under restricted stock plan                                  60                             60
        Changes in long-term liabilities                                                (79)                          (117)
        Changes in operating assets and liabilities:
              Trade accounts receivable                                              (5,054)                        (5,006)
              Inventories                                                            (5,386)                         1,506
              Prepaid expenses                                                          481                           (400)
              Income taxes                                                                -                            820
              Accounts payable and accrued liabilities                                 (739)                        (2,360)
                                                                     ------------------------       ------------------------
           Net cash provided by (used in) operating activities                       (5,489)                          (398)
                                                                     ------------------------       ------------------------

Investing Activities:
      Purchases of property and equipment                                            (7,979)                        (5,411)
      Proceeds from sales of property and equipment                                       0                            970
      Proceeds from sales of investment securities                                        0                         14,076
      Investments in affiliated companies                                            (4,200)                        (5,850)
      Other                                                                             863                            308
                                                                     ------------------------       ------------------------
            Net cash provided by (used in) investing activities                     (11,316)                         4,093
                                                                     ------------------------       ------------------------
Financing Activities:
      Borrowings under notes payable                                                 19,000                              0
      Issuance of common stock                                                            0                             15
      Repurchases of common stock                                                    (2,943)                        (3,778)
      Cash dividends                                                                 (2,393)                        (2,551)
                                                                     ------------------------       ------------------------
               Net cash provided by (used in) financing activities                   13,664                         (6,314)
                                                                     ------------------------       ------------------------

Change in Cash and Cash Equivalents                                                  (3,141)                        (2,619)
                                                                     ------------------------       ------------------------
Cash and Cash Equivalents, beginning of year                                          5,740                          5,499
                                                                     ------------------------       ------------------------
Cash and Cash Equivalents, end of quarter                                            $2,599                         $2,880
                                                                     ========================       ========================



Note: Changes in operating assets and liabilities include the contribution of retail segment net operating assets and liabilities of $1.6 million to the LRG joint venture.